UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 26, 2024

Digital World Acquisition Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-40779	85-4293042
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3109 Grand Ave, #450

Miami, FL 33133

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (305) 735-1517

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Units, each consisting of one share of Class A common stock, and one-half of one Redeemable Warrant	DWACU	The Nasdaq Stock Market LLC
Class A common stock, par value $0.0001 per share	DWAC	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50	DWACW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 29, 2024, the Board of Directors of Digital World Acquisition Corp., a Delaware corporation (“Digital World” or the “Company”), with its principal place of business in Miami, Florida, approved, in supplement to, not in replacement of any applicable provisions in the Company’s Certificate of Incorporation, an amendment to the Company’s bylaws to add a new Section 9.16 to Article IX pursuant to which the Company selects the federal district courts of the United States of America, and specifically the United States District Court for the Southern District of Florida to be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Exchange Act, Securities Act of 1933, as amended (the “Securities Act”), or the rules and regulations promulgated under the Exchange Act or Securities Act. In addition, pursuant to such new Section 9.16, any stockholder bringing an action against the Company outside the scope of Section 12.1 of the Certificate of Incorporation is deemed to have consented to the jurisdiction of the federal courts located within the Southern District of Florida in connection with any action brought in any such court to enforce such Section 9.16.

The foregoing description is qualified in its entirety by reference to the amended bylaws, a copy of which is attached as Exhibit 3.1 hereto and is incorporated herein by reference.

Item 8.01 Other Events.

As previously disclosed, the Company, DWAC Merger Sub Inc., a Delaware corporation (“Merger Sub”), a direct and wholly owned subsidiary of Digital World, and Trump Media & Technology Group Corp., a Delaware corporation (“TMTG”), entered into an Agreement and Plan of Merger, dated as of October 20, 2021 (as amended by the First Amendment to Agreement and Plan of Merger, dated May 11, 2022, the Second Amendment to Agreement and Plan of Merger, dated August 9, 2023, the Third Amendment to Agreement and Plan of Merger, dated September 29, 2023, and as it may be further amended or supplemented from time to time, the “Merger Agreement”), pursuant to which, among other transactions, Merger Sub will merge with in and into TMTG (the “Business Combination”), with TMTG surviving as a wholly owned subsidiary of Digital World. Upon the consummation of the Business Combination, Digital World will change its name to “Trump Media & Technology Group Corp.”

Extension to Liquidation Date

On February 29, 2024, the Board of Directors of Digital World (the “Board”), extended the date by which the Company has to complete its initial business combination from March 8, 2024 to June 8, 2024 (the “Extension”). The Extension is the third of four three-month extensions permitted under the Company’s Amended and Restated Certificate of Incorporation, as amended (the “Digital World Charter”), and provides the Company with additional time to complete its initial business combination as determined by the Board. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Litigation Relating to the Business Combination

As disclosed in Digital World’s definitive proxy statement/prospectus related to the Business Combination (the “Proxy Statement”) filed with the Securities and Exchange Commission (the “SEC”) on February 16, 2024, Mr. Patrick Orlando, Digital World’s former chairman of the board of directors and chief executive officer and a current member of the Board and managing member of ARC Global Investments II, LLC’s (“ARC” or the “Sponsor”), has demonstrated persistent conduct to frustrate and obstruct the consummation of the Business Combination. Notwithstanding Mr. Orlando’s and the Sponsor’s fiduciary and contractual obligations to facilitate the consummation of the Business Combination, subsequent to filing the Proxy Statement, ARC, which is solely controlled by Mr. Orlando, threatened to outright enjoin the Business Combination as leverage for negotiating post-merger conditions more favorable for himself and/or ARC to the detriment of Digital World’s public shareholders. On February 26, 2024, ARC, through its representatives, asserted that— after a “more thorough review”—the conversion ratio in connection with the conversion of the Class B common stock into Class A common stock upon consummation of the Business Combination was “approximately 1.8:1.” This 1.8:1 ratio is contrary to prior claims by Mr. Orlando as the managing member of ARC, that the conversion ratio was 1.69:1, as previously disclosed in the Proxy Statement. Digital World and the independent members of the Board believe the calculation underlying the 1.8:1 ratio is incorrect because this calculation appears to inappropriately include certain securities issuances that should be excluded from the ratio’s calculation under the Digital World Charter. The members of the Board further believe that such claims are another attempt by Mr. Orlando to extract personal benefits in breach of his fiduciary duty to Digital World and its shareholders.

Accordingly, because of the foregoing developments in the relationship with Mr. Orlando and the Sponsor, on February 27, 2024, Digital World and TMTG filed a lawsuit, captioned Digital World Acquisition Corp. v. ARC Global Investments II, LLC (Case No. 192862534), in the Civil Division for the Twelfth Judicial Circuit Court in Sarasota County, Florida. The lawsuit seeks (i) a declaratory judgment that the appropriate conversion ratio is 1.34:1, as previously disclosed in the Proxy Statement, (ii) damages for tortious interference with the contractual and business relationship between TMTG and Digital World, (iii) damages for conspiracy with unnamed co-conspirators to tortuously interfere with the contractual and business relationship between TMTG and Digital World, (iv) damages to TMTG as a result of (a) the breach of fiduciary duty by Mr. Orlando, which exposed Digital World to regulatory liability through the practice of targeting and resulted in an $18 million dollar penalty to Digital World and significant reputational harm and (b) Mr. Orlando’s continuous obstruction of Digital World’s merger with TMTG to extort various concessions that only benefit him and harm Digital World and its shareholders; and (v) damages for wrongfully asserted dominion over Digital World’s assets inconsistent with Digital World’s possessory rights over those assets. In the early afternoon on February 28, 2024, ARC’s registered agent in Wilmington, Delaware was served with the complaint filed by Digital World and TMTG against ARC and Mr. Orlando. Mr. Orlando was also personally served with the complaint filed by Digital World and TMTG against ARC and Mr. Orlando. Later in the day on February 28, 2024, ARC’s counsel electronically mailed Digital World’s counsel a lawsuit, captioned ARC Global Investments II, LLC v. Digital World Acquisition Corp., Eric Swider, Frank J. Andrews, Edward J. Preble and Jeffery A. Smith, which was filed in the Court of Chancery of the State of Delaware. The complaint alleges impending violation of the Digital World Charter for failure to commit to issue the number of conversion shares to ARC that ARC claims it is owed upon the consummation of the Business Combination. The complaint claims a new conversion ratio of 1.78:1. Digital World believes the difference between Digital World’s calculation of the previously disclosed conversion ratio of 1.34:1 and ARC’s now claimed ratio of 1.78:1 results from ARC improperly taking into account in its calculation currently outstanding derivative securities of Digital World neither issued in connection with the closing of the Business Combination nor in a financing transaction in connection with the Business Combination, as well as securities issuable to TMTG in the Business Combination, in each case, contrary to the terms of the Digital World Charter with respect to issuances requiring an adjustment to the conversion ratio applicable to the Class B common stock (collectively, the “Excluded Securities”). The lawsuit filed by ARC seeks: (i) specific performance and damages for alleged breach of the Digital World Charter, (ii) a declaratory judgment that the Excluded Securities should be included in the calculation of the conversion ratio, (iii) a finding that the directors of Digital World breached their fiduciary duties, and (iv) a preliminary injunction to enjoin the Business Combination until Digital World “corrects” the conversion ratio.

Digital World does not believe ARC’s 1.78:1 conversion ratio and related claims are supported by the terms of the Digital World Charter. As a result, Digital World intends to vigorously defend (i) its calculation of the conversion ratio and related rights and (ii) any basis stated by ARC for a preliminary injunction to enjoin the Business Combination to resolve ARC’s claims. However, because this controversy is in its preliminary stages, the ultimate resolution as to whether none, a portion or all of the disputed conversion shares will be issued is not determinable at this time. If ARC’s purported conversion ratio of 1.78:1, as opposed to the 1.34:1 conversion ratio previously disclosed in the Proxy Statement, were to be determined valid, approximately 3,149,531 additional shares of Class A common stock would be issued to holders of Class B common stock upon conversion of such shares of Class B common stock, which would result in the relative ownership of Digital World’s public stockholders in the post-Business Combination company to decrease.

The following table illustrates the relative percentage voting/economic interest in the post-Business Combination entity of the public stockholders electing not to redeem immediately following the consummation of the Business Combination on a basic and fully diluted basis, including the issuance of all earnout shares, applying each of a 1:1, 1.34:1 and 1.78:1 conversion ratio across hypothetical 0%, 33.33%, 50% and 77% redemption levels by the public stockholders:

	Minimum Redemption	33.33% Redemption	50% Redemption	Maximum Redemption (77%)
Combined Entity - Basic(*)(1)
SPAC public shareholder shares at 1:1	21.6%	15.5%	12.1%	6.1%
SPAC public shareholder shares at 1.34:1	21.2%	15.2%	11.9%	5.9%

Relative decrease to ownership from 1:1 – 1.34:1	(0.4)%	(0.3)%	(0.2)%	(0.2)%

SPAC public shareholder shares at 1.34:1	21.2%	15.2%	11.9%	5.9%
SPAC public shareholder shares at 1.78:1	20.7%	14.8%	11.6%	5.8%

Relative decrease to ownership from 1.34:1 – 1.78:1	(0.5)%	(0.4)%	(0.3)%	(0.1)%
Combined Entity - Fully Diluted(*)(2)
SPAC public shareholder shares at 1:1	14.2%	9.9%	7.6%	3.7%
SPAC public shareholder shares at 1.34:1	14.0%	9.8%	7.5%	3.7%

Relative decrease to ownership from 1:1 – 1.34:1	(0.2)%	(0.1)%	(0.1)%	(0.0)%

SPAC public shareholder shares at 1.34:1	14.0%	9.8%	7.5%	3.7%
SPAC public shareholder shares at 1.78:1	13.8%	9.6%	7.4%	3.6%

Relative decrease to ownership from 1.34:1 – 1.78:1	(0.2)%	(0.2)%	(0.1)%	(0.1)%

(*)

The table above is not intended to be a pro forma representation of Digital World’s outstanding capital structure following the Business Combination and is provided only for illustrative purposes to demonstrate the relative decrease to public stockholders’ ownership in each of the scenarios set forth above.

(1)

Assumes (i) the issuance of no shares underlying derivative securities Digital World as of the date of the Proxy Statement, (ii) the issuance of no earnout shares to TMTG, and (iii) the issuance of 95,869,509 shares of New Digital World common stock to TMTG’s selling equity holders pursuant to the Merger Agreement.

(2)

Assumes (i) the issuance of all shares of Class A common stock underlying derivative securities of Digital World as of the date of the Proxy Statement and (ii) the issuance of (a) 95,869,509 shares of New Digital World common stock to TMTG’s selling equity holders pursuant to the Merger Agreement and (b) all the earnout shares to TMTG.

Supplemental Disclosures to Proxy Statement

Digital World is providing the supplemental disclosures set forth below in this Current Report. This supplemental information should be read in conjunction with the Proxy Statement, both of which we urge you to read in their entireties. Terms used in this Current Report, but not otherwise defined, shall have the meanings ascribed to such terms in the Proxy Statement.

Nothing in this Current Report shall be deemed an admission of the legal necessity or materiality under applicable laws of any of the disclosures set forth herein. To the extent that information in this Current Report differs from, or updates, information contained in, the Proxy Statement, the information in this Current Report shall supersede or supplement the information in the Proxy Statement. Except as otherwise described in this Current Report, the Registration Statement (as defined below), the Proxy Statement, the annexes to the Proxy Statement and the documents referred to, contained in or incorporated by reference in the Proxy Statement are not otherwise modified, supplemented or amended.

If you have not already submitted a proxy card for use at the Company virtual special meeting, you are urged to do so promptly. This Current Report does not affect the validity of any proxy card or voting instructions that the Company stockholders may have previously received or delivered. No action is required by any Company stockholder who has previously delivered a proxy or voting instructions and who does not wish to revoke or change that proxy or voting instructions.

All page references are to pages in the Proxy Statement, and capitalized terms used below, unless otherwise defined, have the meanings set forth in the Proxy Statement.

1.

The following disclosure is inserted in the “QUESTIONS AND ANSWERS – QUESTIONS AND ANSWERS ABOUT THE DIGITAL WORLD PROPOSALS - 6) The Adjournment Proposal (Proposal 10)” in the question entitled “What equity stake will current stockholders of Digital World, including anchor investors and TMTG securityholders and convertible noteholders hold in the Combined Entity after the Closing?” on page 17, immediately before the paragraph starting with “All of the relative percentages above are for illustrative purposes only”:

The following table illustrates the relative percentage voting/economic interest in the Combined Entity of the public stockholders electing not to redeem immediately following the consummation of the Business Combination on a basic and fully diluted basis, including the issuance of all Earnout Shares, applying each of the 1:1, 1.34:1 and 1.78:1 conversion ratios across hypothetical 0%, 33%, 50% and 77% Redemption levels by the Public Stockholders:

	Minimum Redemption	33.33% Redemption	50% Redemption	Maximum Redemption (77%)
Combined Entity - Basic(*)(1)
SPAC public shareholder shares at 1:1	21.6%	15.5%	12.1%	6.1%
SPAC public shareholder shares at 1.34:1	21.2%	15.2%	11.9%	5.9%

Relative decrease to ownership from 1:1 – 1.34:1	(0.4)%	(0.3)%	(0.2)%	(0.2)%

SPAC public shareholder shares at 1.34:1	21.2%	15.2%	11.9%	5.9%
SPAC public shareholder shares at 1.78:1	20.7%	14.8%	11.6%	5.8%

Relative decrease to ownership from 1.34:1 – 1.78:1	(0.5)%	(0.4)%	(0.3)%	(0.1)%
Combined Entity - Fully Diluted(*)(2)
SPAC public shareholder shares at 1:1	14.2%	9.9%	7.6%	3.7%
SPAC public shareholder shares at 1.34:1	14.0%	9.8%	7.5%	3.7%

Relative decrease to ownership from 1:1 – 1.34:1	(0.2)%	(0.1)%	(0.1)%	(0.0)%

SPAC public shareholder shares at 1.34:1	14.0%	9.8%	7.5%	3.7%
SPAC public shareholder shares at 1.78:1	13.8%	9.6%	7.4%	3.6%

Relative decrease to ownership from 1.34:1 – 1.78:1	(0.2)%	(0.2)%	(0.1)%	(0.1)%

(*)

The table above is not intended to be a pro forma representation of Digital World’s outstanding capital structure following the Business Combination and is provided only for illustrative purposes to demonstrate the relative decrease to public stockholders’ ownership in each of the scenarios set forth above.

(1)

Assumes (i) the issuance of no shares underlying derivative securities Digital World as of the date of this proxy statement/prospectus, (ii) the issuance of no Earnout Shares to TMTG, and (iii) the issuance of 95,869,509 shares of New Digital World common stock to TMTG’s selling equity holders pursuant to the Merger Agreement.

(2)

Assumes (i) the issuance of all shares of Class A common stock underlying derivative securities of Digital World as of the date of this proxy statement/prospectus and (ii) the issuance of (a) 95,869,509 shares of New Digital World common stock to TMTG’s selling equity holders pursuant to the Merger Agreement and (b) all the Earnout Shares to TMTG.

1.

The following disclosure is inserted in the “Summary of the Proxy Statement/Prospectus – The Proposals – The Business Combination Proposal (Proposal 1) – Impact of the Business Combination on Digital World’s Public Float” on page 46, immediately before the section entitled “THE CHARTER AMENDMENT PROPOSALS (PROPOSALS 2 THROUGH 6)”:

The following table illustrates the relative percentage voting/economic interest in the Combined Entity of the public stockholders electing not to redeem immediately following the consummation of the Business Combination on a basic and fully diluted basis, including the issuance of all Earnout Shares, applying each of the 1:1, 1.34:1 and 1.78:1 conversion ratios across hypothetical 0%, 33.33%, 50% and 77% Redemption levels by the Public Stockholders:

	Minimum Redemption	33.33% Redemption	50% Redemption	Maximum Redemption (77%)
Combined Entity - Basic(*)(1)
SPAC public shareholder shares at 1:1	21.6%	15.5%	12.1%	6.1%
SPAC public shareholder shares at 1.34:1	21.2%	15.2%	11.9%	5.9%

Relative decrease to ownership from 1:1 – 1.34:1	(0.4)%	(0.3)%	(0.2)%	(0.2)%

SPAC public shareholder shares at 1.34:1	21.2%	15.2%	11.9%	5.9%
SPAC public shareholder shares at 1.78:1	20.7%	14.8%	11.6%	5.8%

Relative decrease to ownership from 1.34:1 – 1.78:1	(0.5)%	(0.4)%	(0.3)%	(0.1)%
Combined Entity - Fully Diluted(*)(2)
SPAC public shareholder shares at 1:1	14.2%	9.9%	7.6%	3.7%
SPAC public shareholder shares at 1.34:1	14.0%	9.8%	7.5%	3.7%

Relative decrease to ownership from 1:1 – 1.34:1	(0.2)%	(0.1)%	(0.1)%	(0.0)%

SPAC public shareholder shares at 1.34:1	14.0%	9.8%	7.5%	3.7%
SPAC public shareholder shares at 1.78:1	13.8%	9.6%	7.4%	3.6%

Relative decrease to ownership from 1.34:1 – 1.78:1	(0.2)%	(0.2)%	(0.1)%	(0.1)%

(*)

The table above is not intended to be a pro forma representation of Digital World’s outstanding capital structure following the Business Combination and is provided only for illustrative purposes to demonstrate the relative decrease to public stockholders’ ownership in each of the scenarios set forth above.

(1)

Assumes (i) the issuance of no shares underlying derivative securities Digital World as of the date of this proxy statement/prospectus, (ii) the issuance of no Earnout Shares to TMTG, and (iii) the issuance of 95,869,509 shares of New Digital World common stock to TMTG’s selling equity holders pursuant to the Merger Agreement.

(2)

Assumes (i) the issuance of all shares of Class A common stock underlying derivative securities of Digital World as of the date of this proxy statement/prospectus and (ii) the issuance of (a) 95,869,509 shares of New Digital World common stock to TMTG’s selling equity holders pursuant to the Merger Agreement and (b) all the Earnout Shares to TMTG.

2.

The disclosure in “Risk Factors – Risks Related to Digital World and the Business Combination – Potential claims and counterclaims related to TMTG may lead to legal disputes, which could prevent or delay the completion of the Business Combination or, if the Business Combination is completed, significantly impact the Combined Entity’s future performance, dilute existing and future investors, negatively impact investor confidence and market perception and materially and adversely affect the Combined Entity’s business, financial condition or results of operations” on page 69 is supplemented with the underlined disclosure below and replaced and restated in its entirety, as follows:

Ongoing claims, potential new claims and any counterclaims related to TMTG may lead to legal disputes, which could prevent or delay the consummation of the Business Combination or, if the Business Combination is completed, significantly impact the Combined Entity’s future performance, dilute existing and future investors, negatively impact investor confidence and market perception and materially and adversely affect the Combined Entity’s business, financial condition or results of operations.

As discussed more fully under the headings “The Business Combination Proposal (Proposal 1) - Background of the Business Combination -Timeline of the Business Combination Post-IPO Negotiations” and “Information About Digital World – Legal Proceedings – Potential Disputes Concerning TMTG Ownership,” Digital World and TMTG were made aware of certain assertions by third parties, UAV and Mr. Cohen, relating to a Services Agreement. In connection with such recent assertions described in this proxy statement/prospectus, according to TMTG, it is possible that UAV and/or Mr. Cohen may seek to litigate as-yet-unspecified claims against a variety of parties (including against each other), including, without limitation, with respect to their alleged rights to: (1) appoint two directors to TMTG and its successors (i.e., the Combined Entity’s Board), (2) approve or disapprove of the creation of additional TMTG shares or share classes and anti-dilution protection for future issuances and (3) a $1.0 million expense reimbursement claim. In addition, UAV asserts that the Services Agreement is not void ab initio and claims that certain events following the July 30, 2021 notification supports its assertion that TMTG is a party to such Services Agreement and it was not voided. UAV had also communicated to TMTG and to a holder of TMTG Convertible Notes that it may pursue an action to enjoin consummation of the Business Combination. On February 28, 2024, UAV filed a verified complaint against TMTG in the Court of Chancery of the State of Delaware seeking declaratory and injunctive relief relating to the authorization, issuance and ownership of stock in TMTG and, contemporaneously therewith, a motion for expedited proceedings.

Although TMTG advised DWAC that it firmly believes that neither UAV nor Mr. Cohen possess any anti-dilution or consent rights with respect to the Business Combination, since such claims may involve the issuance of additional shares in connection with the Business Combination and such claims were determined valid, settlement of such claims could have a material adverse effect from a monetary and dilutive impact (both from an economic and voting standpoint) on the Combined Entity and its stockholders. Should UAV claims and/or Cohen’s potential claims prevail, UAV may also become eligible for certain board rights in the Combined Entity. As these potential claims are in their preliminary stages, it is impossible at this time to predict the specific claims that UAV and/or Mr. Cohen might make with respect to their purported anti-dilution rights. However, considering the inherent risks of litigation, Digital World cannot guarantee that the UAV claims and/or Mr. Cohen’s potential claims will be resolved in favor of TMTG and/or the Combined Entity.

Moreover, the assertions by UAV and Mr. Cohen, and the claims arising therefrom, could lead to substantial legal costs, distract management, and have adverse effects on the business operations and financial health of TMTG and/or the Combined Entity. This could prevent or further delay the completion of the Business Combination or, if the Business Combination is achieved, impair the Combined Entity’s management’s ability to allocate adequate attention and resources to effectively implement TMTG’s business strategy. Such legal claims could severely impact the Combined Entity’s future performance and negatively affect investor confidence and market perception, potentially causing material and adverse effects on the Combined Entity’s business, financial condition, or operational results, and/or negatively impact the interests of stakeholders including, without limitation, existing Digital World shareholders and UAV and/or Mr. Cohen themselves.

In addition to the disputes with UAV and Mr. Cohen, the Combined Entity may also be subject to the risk of opportunistic shareholder litigation, which could arise from various corporate actions, decisions, or events that shareholders perceive as negatively affecting their investments. The securities price of the Combined Entity may be volatile and, in the past, companies that have experienced volatility in the market price of their stock have been subject to securities litigation, including class action litigation. For example, recently a minority shareholder holding only a few shares of Fortune 500 company prevailed in a lawsuit against a high profile controlling shareholder resulting in a decision obligating such controlling shareholder to repay over $50 billion. Given the high profile of President Trump and other proposed directors and officers, the Combined Entity may be the target of similar types of litigation in the future. Litigation of this type could result in substantial costs and diversion of management’s attention and resources, which could have a material adverse effect on the Combined Entity’s business, financial condition, and results of operations. Any adverse determination in litigation could also subject Digital World, TMTG, and/or the Combined Entity to significant liabilities.

3.

The supplemental disclosure in “Risk Factors – Risks Related to Digital World and the Business Combination – We cannot assure you that the recent claims or future claims asserted against TMTG or Digital World will not further delay or prevent the completion of the Business Combination ” provided on in our Current Report on Form 8-K filed with the SEC on February 22, 2024, is supplemented with the underlined disclosure below and replaced and restated in its entirety, as follows:

We cannot assure you that the recent claims or future claims asserted against TMTG or Digital World will not further delay or prevent the completion of the Business Combination.

On February 20, 2024 and February 21, 2024, Digital World and TMTG, respectively, received email correspondence from counsel to United Atlantic Ventures, LLC (“UAV”) that sent the letters dated January 18 and February 9, 2024 on UAV’s behalf (collectively, the “Initial 2024 Letters”). The February 20 and 21 emails stated that such counsel no longer represents UAV in the potential disputes referenced within such letters. See “The Business Combination Proposal (Proposal 1) – Information About Digital World – Legal Proceedings – United Atlantic Ventures.”

On February 16, 2024, TMTG received a letter from a counsel to UAV that did not author the Initial 2024 Letters (the “February 16 Letter”). Additionally, prior to receipt of the February 16 Letter, neither Digital World nor TMTG had received correspondence from such counsel on UAV’s behalf. Within the February 16 Letter, such counsel stated that UAV had the right to appoint two individuals to the TMTG board of directors, attempted to appoint two specific individuals as such directors and requested TMTG confirm by Tuesday, February 20 that it accepts such appointments.

On February 28, 2024, UAV filed a verified complaint against TMTG in the Court of Chancery of the State of Delaware seeking declaratory and injunctive relief relating to the authorization, issuance and ownership of stock in TMTG and, contemporaneously therewith, a motion for expedited proceedings.

As previously disclosed, assertions made by UAV, and the claims arising therefrom, could lead to substantial legal costs, distract management, and have adverse effects on the business operations and financial health of TMTG and/or the Combined Entity. See “— Ongoing claims, potential new claims and any counterclaims related to TMTG may lead to legal disputes, which could prevent or delay the consummation of the Business Combination or, if the Business Combination is completed, significantly impact the Combined Entity’s future performance, dilute existing and future investors, negatively impact investor confidence and market perception and materially and adversely affect the Combined Entity’s business, financial condition or results of operations.”

4.

The disclosure in “Risk Factors – Risks Related to Digital World and the Business Combination – Patrick Orlando, Digital World’s former Chairman and Chief Executive Officer, a current member of our Board and a controlling affiliate of our Sponsor has expressed a desire for additional compensation (above his interest in the Founder Shares), which we believe presents a risk to our ability to consummate the Business Combination on a timely basis (or at all) and could potentially have a material adverse effect on Digital World’s financial condition and stock price” on pages 95-96 is supplemented with the underlined disclosure below and replaced and restated in its entirety, as follows:

Patrick Orlando, Digital World’s former Chairman and Chief Executive Officer, a current member of our Board and a controlling affiliate of our Sponsor recently expressed a desire for additional compensation (above his interest in the Founder Shares) and has commenced litigation against us, which we believe presents a risk to our ability to consummate the Business Combination on a timely basis (or at all) and could potentially have a material adverse effect on Digital World’s financial condition and stock price.

Mr. Orlando, Digital World’s former Chairman and Chief Executive Officer, a current member of our Board and a controlling affiliate of our Sponsor, expressed a desire for additional compensation in the form of common stock (above his interest in the Founder Shares), which request was denied by Digital World. As a result, the professional relationship between Mr. Orlando and Digital World became strained and has continued to deteriorate such that there is no assurance that Mr. Orlando as a current member of our Board or as a controlling affiliate of the Sponsor will be cooperative in connection with the consummation of the Business Combination. Due to Digital World’s decision not to provide Mr. Orlando with any additional compensation, we believe a significant risk exists that Mr. Orlando may be uncooperative in approving any amendments to the Merger Agreement that may become necessary and/or in voting the Founder Shares in support of the Business Combination. In addition, Mr. Orlando may use his control over the Sponsor and the majority of the Founder Shares as leverage to raise further demands in exchange for performance of his contractual obligation.

Notwithstanding Mr. Orlando’s and the Sponsor’s fiduciary and contractual obligations to facilitate the consummation of the Business Combination, Mr. Orlando has demonstrated persistent conduct to frustrate and obstruct the consummation of the Business Combination as a means to extract monetary consideration from Digital World and its shareholders. Consistent with such self-dealing motivation, Mr. Orlando threatened to outright enjoin the Business Combination as leverage for negotiating post-merger conditions more favorable for himself and/or the Sponsor to the detriment of Digital World’s Public Stockholders. On February 26, 2024, the Sponsor, through its representatives, asserted that— after a “more thorough review”—the conversion ratio in connection with the conversion of the Class B common stock into Class A common stock upon consummation of the Business Combination was “approximately 1.8:1.” This 1.8:1 ratio is contrary to prior claims by Mr. Orlando as the managing member of the Sponsor, that the conversion ratio was 1.69:1. The members of the Board further believe that such claims are another attempt by Mr. Orlando to extract personal benefits in breach of his fiduciary duty to Digital World and its shareholders.

Accordingly, because of the continued deterioration in the relationship with Mr. Orlando and the Sponsor, on February 27, 2024, Digital World and TMTG filed a lawsuit, captioned Digital World Acquisition Corp. v. ARC Global Investments II, LLC (Case No. 192862534), in the Civil Division for the Twelfth Judicial Circuit Court in Sarasota County, Florida. The lawsuit seeks (i) a declaratory judgment that the appropriate conversion ratio is 1.34:1, as previously disclosed in this proxy statement/prospectus, (ii) damages for tortious interference with the contractual and business relationship between TMTG and Digital World, (iii) damages for conspiracy with unnamed co-conspirators to tortuously interfere with the contractual and business relationship between TMTG and Digital World, (iv) damages to TMTG as a result of (a) the breach of fiduciary duty by Mr. Orlando, which exposed Digital World to regulatory liability through the practice of targeting and resulted in an $18 million dollar penalty to Digital World and significant reputational harm and (b) Mr. Orlando’s continuous obstruction of Digital World’s merger with TMTG to extort various concessions that only benefit him and harm Digital World and its shareholders; and (v) damages for wrongfully asserted dominion over Digital World’s assets inconsistent with Digital World’s possessory rights over those assets. The complaint alleges impending violation of the Digital World Charter for failure to commit to issue the number of conversion shares to the Sponsor that the Sponsor claims it is owed upon the consummation of the Business Combination. The complaint claims a new conversion ratio of 1.78:1. Digital World believes the difference between Digital World’s calculation of the previously disclosed conversion ratio of 1.34:1 and the Sponsor’s now claimed ratio of 1.78:1 results from the Sponsor improperly taking into account in its calculation currently outstanding derivative securities of Digital World neither issued in connection with the closing of the Business Combination nor in a financing transaction in connection with the Business Combination, as well as securities issuable to TMTG in the Business Combination, in each case, contrary to the terms of the Digital World Charter with respect to issuances requiring an adjustment to the conversion ratio applicable to the Class B common stock (collectively, the “Excluded Securities”). The lawsuit filed by the Sponsor seeks: (i) specific performance and damages for alleged breach of the Digital World Charter, (ii) a declaratory judgment that the Excluded Securities should be included in the calculation of the conversion ratio, (iii) a finding that the directors of

Digital World breached their fiduciary duties, and (iv) a preliminary injunction to enjoin the Business Combination until Digital World “corrects” the conversion ratio. See “Information About Digital World – Legal Proceedings – Lawsuit Against the Sponsor and Patrick Orlando.”

Digital World does not believe the Sponsor’s 1.78:1 conversion ratio and related claims are supported by the terms of the Digital World Charter. As a result, Digital World intends to vigorously defend (i) its calculation of the conversion ratio and related rights and (ii) any basis stated by the Sponsor for a preliminary injunction to enjoin the Business Combination to resolve the Sponsor’s claims. However, because this controversy is in its preliminary stages, the ultimate resolution as to whether none, a portion or all of the disputed conversion shares will be issued is not determinable at this time. If the Sponsor’s purported conversion ratio of 1.78:1, as opposed to the 1.34:1 conversion ratio previously disclosed in this proxy statement/prospectus, were to be determined valid, approximately 3,149,531 additional shares of Class A common stock would be issued to holders of Class B common stock upon conversion of such shares of Class B common stock, which would result in the relative ownership of Digital World’s Public Stockholders in the post-Business Combination company to decrease.

The following table illustrates the relative percentage voting/economic interest in the Combined Entity of the public stockholders electing not to redeem immediately following the consummation of the Business Combination on a basic and fully diluted basis, including the issuance of all Earnout Shares, applying each of the 1:1, 1.34:1 and 1.78:1 conversion ratios across hypothetical 0%, 33.33%, 50% and 77% Redemption levels by the Public Stockholders:

	Minimum Redemption	33.33% Redemption	50% Redemption	Maximum Redemption (77%)
Combined Entity - Basic(*)(1)
SPAC public shareholder shares at 1:1	21.6%	15.5%	12.1%	6.1%
SPAC public shareholder shares at 1.34:1	21.2%	15.2%	11.9%	5.9%

Relative decrease to ownership from 1:1 – 1.34:1	(0.4)%	(0.3)%	(0.2)%	(0.2)%

SPAC public shareholder shares at 1.34:1	21.2%	15.2%	11.9%	5.9%
SPAC public shareholder shares at 1.78:1	20.7%	14.8%	11.6%	5.8%

Relative decrease to ownership from 1.34:1 – 1.78:1	(0.5)%	(0.4)%	(0.3)%	(0.1)%
Combined Entity - Fully Diluted(*)(2)
SPAC public shareholder shares at 1:1	14.2%	9.9%	7.6%	3.7%
SPAC public shareholder shares at 1.34:1	14.0%	9.8%	7.5%	3.7%

Relative decrease to ownership from 1:1 – 1.34:1	(0.2)%	(0.1)%	(0.1)%	(0.0)%

SPAC public shareholder shares at 1.34:1	14.0%	9.8%	7.5%	3.7%
SPAC public shareholder shares at 1.78:1	13.8%	9.6%	7.4%	3.6%

Relative decrease to ownership from 1.34:1 – 1.78:1	(0.2)%	(0.2)%	(0.1)%	(0.1)%

(*)

The table above is not intended to be a pro forma representation of Digital World’s outstanding capital structure following the Business Combination and is provided only for illustrative purposes to demonstrate the relative decrease to public stockholders’ ownership in each of the scenarios set forth above.

(1)

Assumes (i) the issuance of no shares underlying derivative securities Digital World as of the date of this proxy statement/prospectus, (ii) the issuance of no Earnout Shares to TMTG, and (iii) the issuance of 95,869,509 shares of New Digital World common stock to TMTG’s selling equity holders pursuant to the Merger Agreement.

(2)

Assumes (i) the issuance of all shares of Class A common stock underlying derivative securities of Digital World as of the date of this proxy statement/prospectus and (ii) the issuance of (a) 95,869,509 shares of New Digital World common stock to TMTG’s selling equity holders pursuant to the Merger Agreement and (b) all the Earnout Shares to TMTG.

Moreover, the Sponsor, which is controlled by Mr. Orlando, is a party to the Merger Agreement and holds a majority of the Founder Shares. Pursuant to the Lock-Up and Support Letter, Mr. Orlando, on behalf of the Sponsor, and other insiders, are contractually obligated to vote any shares of Digital World common stock owned by them, in favor of an initial business combination. The Sponsor owns 14.8% of the outstanding shares of Digital World common stock. If, notwithstanding the Sponsor’s contractual obligation to vote any shares of Digital World common stock, including the Founder Shares, in favor of an initial business combination in line with the Digital World Board’s recommendation, Mr. Orlando withholds the Sponsor’s vote in favor of the Business Combination, we would be solely dependent on our other shareholders, which represent 82.2% of Digital World’s common stock, to vote in favor of the Business Combination. Since the Business Combination requires approval by a majority of the votes cast of Class A common stock and Class B common stock, voting together as a single class, in order to reach such requisite approval threshold without an accompanying vote “FOR” by the Sponsor in connection with the common stock it controls, 58.6% of our Public Stockholders would need to cast votes “FOR” the Business Combination at the Digital World Special Meeting. Accordingly, it could prove difficult for us to obtain the requisite vote for approval of the Business Combination in a timely fashion or at all, which could lead to our liquidation.

In the event we are unable to resolve the ongoing disputes with Mr. Orlando and the Sponsor, the resultant delay could introduce material risk to the Business Combination, including with respect to TMTG, given its unilateral termination right. Even if TMTG does not terminate the Merger Agreement, due to historical delays, the continued delay in consummating the Business Combination could result in a material increase in pre-Business Combination expenses, management diversion, and other related costs, all of which could have a material adverse effect on the trading price of our Class A common stock and on the Combined Entity’s available resources to pursue its growth and business strategy.

5.

The disclosure in “Risk Factors – Risks Related to Digital World and the Business Combination – As a result of the prolonged delay due to the Investigation, Digital World has incurred significant unanticipated expenses well in excess of the working capital loans provided by our Sponsor, which have required Digital World to seek alternative sources of working capital to fund its day-to-day operations and such additional and unanticipated costs and expenses through Post-IPO Financings. Unlike working capital loans provided by our Sponsor, Post-IPO Financings trigger the anti-dilution provision contained in our Charter adjusting the conversion ratio of our Class B common stock to Class A common stock for the benefit of holders of our Class B common stock, the majority of which is owned by the Sponsor. In the absence of a waiver of such anti-dilution by Mr. Orlando on behalf of the holders of Class B common stock, in addition to other potential sources of dilution, Public Stockholders who elect not to redeem their shares of Class A common stock, may suffer additional dilution” on page 96 is supplemented with the underlined disclosure below and replaced and restated in its entirety, as follows:

As a result of the prolonged delay due to the Investigation, Digital World has incurred significant unanticipated expenses well in excess of the working capital loans provided by our Sponsor, which have required Digital World to seek alternative sources of working capital to fund its day-to-day operations and such additional and unanticipated costs and expenses through Post-IPO Financings. Unlike working capital loans provided by our Sponsor, certain Post-IPO Financings trigger the anti-dilution provision contained in our Charter adjusting the conversion ratio of our Class B common stock to Class A common stock for the benefit of holders of our Class B common stock, the majority of which is owned by the Sponsor. In the absence of a waiver of such anti-dilution by Mr. Orlando on behalf of the holders of Class B common stock, in addition to other potential sources of dilution, Public Stockholders who elect not to redeem their shares of Class A common stock, may suffer additional dilution.

As a result of the Investigation, Digital World incurred significant costs and expenses related to, among other things, legal fees related to such Investigation which resulted in an $18.0 million settlement with the SEC pursuant to the Order, two votes to extend the liquidation date, compliance with reporting obligations with the SEC, accounting fees, and additional transaction-related legal fees, including with respect to unwinding the PIPE entered into during Mr. Orlando’s tenure as our Chairman and Chief Executive Officer, which was determined incapable of being fulfilled pursuant to its terms and the requirements of Section 5 of the Securities Act.

Notwithstanding this excessive delay, the Sponsor, which is controlled by Mr. Orlando, did not correspondingly provide additional working capital loans to fund costs and expenses during this time and, as a result, Digital World has been required to seek other sources of working capital to ensure it could offset, at least in part, such additional costs and expenses as well as continue working toward closing the Business Combination. Our Charter provides for an adjustment mechanism to the conversion ratio applicable to Class B common stock to the extent that additional shares of Class A common stock or equity-linked securities are issued in connection with the closing of an initial business combination. As such, unlike working capital loans provided by our Sponsor, Post-IPO Financings with third parties other than the Sponsor, trigger the anti-dilution provision contained in our Charter, adjusting the conversion ratio of our Class B common stock to Class A common stock for the benefit of holders of our Class B common stock, the majority of which is owned by the Sponsor. Digital World believes the conversion ratio to be 1.34:1, which conversion ratio excludes the expected issuance of the Digital World Alternative Warrants in connection with the settlement of the PIPE Investment and the Digital World Convertible Notes issuable pursuant to the Convertible Notes Compensation Plan. However, when calculating the definitive conversion ratio, the Board may also decide to exclude any Post-IPO Financings, the proceeds of which were used to pay any costs and expenses associated with the Investigation, and not in connection with the Business Combination. As a result, the Board may find a different, lower conversion ratio to be acceptable at the time of the Closing. Because the Board is obligated to calculate the final conversion ratio upon the Closing, there is no assurance that the current conversion ratio will not materially differ at the time of the Closing, and investors should be cautioned when relying on such a preliminary conversion ratio. For example, if Digital World is required to continue to raise proceeds in the form of equity-linked securities, the conversion ratio may increase, and therefore, the number of shares of New Digital World common stock issuable to Class B common stock holders upon conversion would increase correspondingly.

Given the nature of the calculation and the unexpected expenses incurred by Digital World, certain holders of Class B common stock may disagree with the conversion ratio, particularly if the Board determined that other Post-IPO Financings should also be excluded resulting in a lower conversion ratio and therefore a lower number of shares of New Digital World common stock upon conversion of the Class B common stock. Such a determination by the Board could potentially lead to prolonged disputes with some holders of Class B common stock. For example, following interactions with Mr. Orlando on February 11, 2024, Digital World understood that Mr. Orlando’s position at that time was that the conversion ratio should be 1.69:1. However, on February 26, 2024, the Sponsor, through its representatives, asserted that— after a “more thorough review”—the conversion ratio in connection with the conversion of the Class B common Stock into Class A common stock upon consummation of the Business Combination was “approximately 1.8:1.” On February 28, 2024, the Sponsor filed a lawsuit against Digital World and its directors (except for Mr. Orlando), which complaint claims a new conversion ratio of 1.78:1. Digital World does not believe the Sponsor’s 1.78:1 conversion ratio and related claims are supported by the terms of the Digital World Charter. If the Sponsor’s purported conversion ratio of 1.78:1, as opposed to the 1.34:1 conversion ratio previously disclosed in this proxy statement/prospectus, were to be determined valid, approximately 3,149,531 additional shares of Class A common stock would be issued to holders of Class B common stock upon conversion of such shares of Class B common stock, which would result in the relative ownership of Digital World’s Public Stockholders in the post-Business Combination company to decrease. Given the Sponsor and/or Mr. Orlando have claimed various conversion ratios in the past, there is no assurance that the Sponsor and/or Mr. Orlando will not continue to do so in the future, which, if determined valid, could result in additional dilution to non-redeeming Public Stockholders and a further decrease such Public Stockholders’ proportionate ownership interest and relative voting power in New Digital World. See “Risk Factors – Risks Related to Digital World and the Business Combination – As a result of the prolonged delay due to the Investigation, Digital World has incurred significant unanticipated expenses well in excess of the working capital loans provided by our Sponsor, which have required Digital World to seek alternative sources of working capital to fund its day-to-day operations and such additional and unanticipated costs and expenses through Post-IPO Financings. Unlike working capital loans provided by our Sponsor, certain Post-IPO Financings trigger the anti-dilution provision contained in our Charter adjusting the conversion ratio of our Class B common stock to Class A common stock for the benefit of holders of our Class B common stock, the majority of which is owned by the Sponsor. In the absence of a waiver of such anti-dilution by Mr. Orlando on behalf of the holders of Class B common stock, in addition to other potential sources of dilution, Public Stockholders who elect not to redeem their shares of Class A common stock, may suffer additional dilution” and “Information About Digital World – Legal Proceedings – Lawsuit Against the Sponsor and Patrick Orlando.”

Digital World cannot provide any assurances regarding its ability to defend its position on the anti-dilution provision and calculation of the conversion ratio or the related claims against the Sponsor and Mr. Orlando. Due to the ongoing dispute with Mr. Orlando and the Sponsor, Digital World may continue to increase its expenses, which could result in additional adjustment to the conversion ratio. Furthermore, TMTG may decide to terminate the Merger Agreement if the risk of significant dilution exists, potentially leading to litigation over the claims. In the absence of a waiver of the anti-dilution provision by Mr. Orlando, on behalf of the Sponsor, in addition to other potential sources of dilution, Public Stockholders who choose not to redeem their shares of Class A common stock will face further dilution resulting from any further upward adjustment of the conversion ratio. Such an adjustment would decrease such Public Stockholders’ proportionate ownership interest and relative voting power in New Digital World, possibly leading to a decline in the market price of New Digital World common stock and Public Warrants.

6.

The following disclosure is inserted in “Background of the Business Combination – Timeline of the Business Combination Post-IPO Negotiations” on page 197, immediately before the paragraph starting with “The parties have continued to have and expect to continue to have regular discussions regarding the timing to consummate the Business Combination”:

On February 26, 2024, the Sponsor, through its representatives, asserted that— after a “more thorough review”—the conversion ratio in connection with the conversion of the Class B common stock was into Class A common stock upon consummation of the Business Combination “approximately 1.8:1.”

On February 27, 2024, Digital World and TMTG filed a lawsuit, captioned Digital World Acquisition Corp. v. ARC Global Investments II, LLC (Case No. 192862534), in the Civil Division for the Twelfth Judicial Circuit Court in Sarasota County, Florida.

On February 28, 2024:

•

the Sponsor’s counsel electronically mailed Digital World’s counsel a lawsuit, captioned ARC Global Investments II, LLC v. Digital World Acquisition Corp., Eric Swider, Frank J. Andrews, Edward J. Preble and Jeffery A. Smith, which was filed in the Court of Chancery of the State of Delaware; and

•

UAV filed a verified complaint against TMTG in the Court of Chancery of the State of Delaware seeking declaratory and injunctive relief relating to the authorization, issuance and ownership of stock in TMTG and, contemporaneously therewith, a motion for expedited proceedings.

See “Risk Factors – Risks Related to Digital World and the Business Combination – Patrick Orlando, Digital World’s former Chairman and Chief Executive Officer, a current member of our Board and a controlling affiliate of our Sponsor has expressed a desire for additional compensation (above his interest in the Founder Shares), which we believe presents a risk to our ability to consummate the Business Combination on a timely basis (or at all) and could potentially have a material adverse effect on Digital World’s financial condition and stock price” and “Information About Digital World – Legal Proceedings”.

7.

The following disclosure is inserted in “Legal Proceedings” after the “Section 16 Claim” on page 230 below the paragraph starting with “On October 20, 2023, Robert Lowinger (the “Plaintiff”) filed a complaint against Rocket One Capital, LLC”:

Lawsuit Against the Sponsor and Patrick Orlando

On February 26, 2024, the Sponsor, through its representatives, asserted that— after a “more thorough review”—the conversion ratio in connection with the conversion of the Class B common stock into Class A common stock upon consummation of the Business Combination was “approximately 1.8:1.” This 1.8:1 ratio is contrary to prior claim by Mr. Orlando as the managing member of the Sponsor, that the conversion ratio was 1.68:1. The members of the Board believe that such claims are another attempt by Mr. Orlando to extract personal benefits in breach of his fiduciary duty to Digital World and its shareholders. Accordingly, because of the continued deterioration in the relationship with Mr. Orlando and the Sponsor, on February 27, 2024, Digital World and TMTG filed a lawsuit, captioned Digital World Acquisition Corp. v. ARC Global Investments II, LLC (Case No. 192862534), in the Civil Division for the Twelfth Judicial Circuit Court in Sarasota County, Florida. The lawsuit seeks (i) a declaratory judgment that the appropriate conversion ratio is 1.34:1, as previously disclosed in this proxy statement/prospectus, (ii) damages for tortious interference with the contractual and business relationship between TMTG and Digital World, (iii) damages for conspiracy with unnamed co-conspirators to tortuously interfere with the contractual and business relationship between TMTG and Digital World, (iv) damages to TMTG as a result of (a) the breach of fiduciary duty by Mr. Orlando, which exposed Digital World to regulatory liability through the practice of targeting and resulted in an $18 million dollar penalty to Digital World and significant reputational harm and (b) Mr. Orlando’s continuous obstruction of Digital World’s merger with TMTG to extort various concessions that only benefit him and harm Digital World and its shareholders; and (v) damages for wrongfully asserted dominion over Digital World’s assets inconsistent with Digital World’s possessory rights over those assets. In the early afternoon on February 28, 2024, the Sponsor’s registered agent in Wilmington, Delaware was served with the complaint filed by Digital World and TMTG against the Sponsor and Mr. Orlando. Mr. Orlando was also personally served with the complaint filed by Digital World and TMTG against the Sponsor and Mr. Orlando. Later in the day, the Sponsor’s counsel electronically mailed Digital World’s counsel a lawsuit, captioned ARC Global Investments II, LLC v. Digital World Acquisition Corp., Eric Swider, Frank J. Andrews, Edward J. Preble and Jeffery A. Smith, which was filed in the Court of Chancery of the State of Delaware.

The complaint alleges impending violation of the Digital World Charter for failure to commit to issue the number of conversion shares to the Sponsor that the Sponsor claims it is owed upon the consummation of the Business Combination. The complaint claims a new conversion ratio of 1.78:1. Digital World believes the difference between Digital World’s calculation of the previously disclosed conversion ratio of 1.34:1 and the Sponsor’s now claimed ratio of 1.78:1 results from the Sponsor improperly taking into account in its calculation currently outstanding Excluded Securities. The lawsuit filed by the Sponsor seeks: (i) specific performance and damages for alleged breach of the Digital World Charter, (ii) a declaratory judgment that the Excluded Securities should be included in the calculation of the conversion ratio, (iii) a finding that the directors of Digital World breached their fiduciary duties, and (iv) a preliminary injunction to enjoin the Business Combination until Digital World “corrects” the conversion ratio.

Digital World does not believe the Sponsor’s 1.78:1 conversion ratio and related claims are supported by the terms of the Digital World Charter. As a result, Digital World intends to vigorously defend (i) its calculation of the conversion ratio and related rights and (ii) any basis stated by the Sponsor for a preliminary injunction to enjoin the Business Combination to resolve the Sponsor’s claims. However, because this controversy is in its preliminary stages, the ultimate resolution as to whether none, a portion or all of the disputed conversion shares will be issued is not determinable at this time. As a general matter, the pursuit of the claims may be costly and time consuming and could have a material adverse effect on Digital World’s reputation and its existing stockholders and may result in counterclaims. See “Risk Factors – Risks Related to Digital World and the Business Combination – Patrick Orlando, Digital World’s former Chairman and Chief Executive Officer, a current member of our Board and a controlling affiliate of our Sponsor recently expressed a desire for additional compensation (above his interest in the Founder Shares) and has commenced litigation against us, which we believe presents a risk to our ability to consummate the Business Combination on a timely basis (or at all) and could potentially have a material adverse effect on Digital World’s financial condition and stock price.”

8.

The following disclosure is inserted in “The Business Combination Proposal (Proposal 1) – Information About Digital World – Legal Proceedings – United Atlantic Ventures” on page 230, immediately before the last paragraph of such section starting with “TMTG has informed Digital World that it strongly disagrees with UAV’s assertion”, which paragraph is replaced in its entirety, as follows:

On February 28, 2024, UAV filed a verified complaint against TMTG in the Court of Chancery of the State of Delaware seeking declaratory and injunctive relief relating to the authorization, issuance and ownership of stock in TMTG and, contemporaneously therewith, a motion for expedited proceedings.

TMTG has informed Digital World that it strongly disagrees with UAV’s assertion to any rights with respect to TMTG under the Services Agreement and that it believes TMTG has valid defenses to the claims by UAV. TMTG maintains its position, as previously informed to Digital World, that the capitalization of TMTG is based on TMTG’s corporate documents, including a resolution dated October 13, 2021 (the “TMTG Issuance Resolution”) and not the Services Agreement.

9.

Section 4.1. Authorized Capital Stock in the Form of Second Amended and Amended and Restated Certificate of Incorporation of Trump Media & Technology Group Corp. in Annex B is supplemented solely with the underlined disclosure below, as follows:

Section 4.1 Authorized Capital Stock. The Corporation is authorized to issue a total of 1,000,000,000 shares of capital stock, each with a par value of $0.0001 per share, consisting of (a) 999,000,000 shares of common stock (the “Common Stock”), and (b) 1,000,000 shares of preferred stock (the “Preferred Stock”). The number of authorized shares of Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of capital stock representing a majority of the voting power of all the then-outstanding shares of capital stock of the Corporation entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the DGCL.

Accordingly, the Form of Second Amended and Amended and Restated Certificate of Incorporation of Trump Media & Technology Group Corp. in Annex B of the Proxy Statement is supplemented solely with the underlined disclosure below and replaced and restated in its entirety, as follows:

Annex B

FORM OF

SECOND AMENDED AND AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

TRUMP MEDIA & TECHNOLOGY GROUP CORP.

[●], 2024

Trump Media & Technology Group Corp., a corporation incorporated and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:

1. The Corporation was incorporated by the filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware (the “Secretary”) on December 11, 2020 (the “Original Certificate”), under the name “Digital World Acquisition Corp.” The Original Certificate was amended and restated by that certain Amended and Restated Certificate of Incorporation filed with the Secretary on September 2, 2021, as corrected by that certain Certificate of Correction filed with the Secretary on May 18, 2022, and as amended by that certain First Amendment to the Amended and Restated Certificate of Incorporation filed with the Secretary on September 6, 2023 (collectively, the “Amended and Restated Certificate”).

2. This Second Amended and Restated Certificate of Incorporation (this “Second Amended and Restated Certificate”), which changes the name of the Corporation to Trump Media & Technology Group Corp., amends, restates, and supersedes the Amended and Restated Certificate, was duly adopted in accordance with Sections 242, and 245 of the General Corporation Law of the State of Delaware (as amended from time to time, the “DGCL”).

3. This Second Amended and Restated Certificate shall become effective on [the date it is filed with the Secretary [or] [●], 2024] (the “Effective Date”).

4. The text of the Amended and Restated Certificate is hereby amended and restated in its entirety to read as follows:

ARTICLE I

NAME

The name of the Corporation is Trump Media & Technology Group Corp.

ARTICLE II

PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

ARTICLE III

REGISTERED OFFICE AND AGENT

The address of the Corporation’s registered office in the State of Delaware is 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name of the Corporation’s registered agent at such address is The Corporation Trust Company.

ARTICLE IV

CAPITAL STOCK

Section 4.1 Authorized Capital Stock. The Corporation is authorized to issue a total of 1,000,000,000 shares of capital stock, each with a par value of $0.0001 per share, consisting of (a) 999,000,000 shares of common stock (the “Common Stock”), and (b) 1,000,000 shares of preferred stock (the “Preferred Stock”). The number of authorized shares of Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of capital stock representing a majority of the voting power of all the then-outstanding shares of capital stock of the Corporation entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the DGCL.

Section 4.2 Preferred Stock. The Board is hereby expressly authorized to provide out of the unissued shares of the Preferred Stock for one or more series of Preferred Stock and to establish from time to time the number of shares to be included in each such series and to fix the voting rights, if any, designations, powers, preferences, and relative, participating, optional, special, and other rights, if any, of each such series and any qualifications, limitations, and restrictions thereof, as shall be stated in the resolution or resolutions adopted by the Board providing for the issuance of such series and included in a certificate of designation (a “Preferred Stock Designation”) filed pursuant to the DGCL, and the Board is hereby expressly vested with the authority to the fullest extent provided by the DGCL, now or hereafter, to adopt any such resolution or resolutions.

Section 4.3 Voting.

(a) Voting Power. Except as otherwise required by any non-waivable provision of applicable law or this Second Amended and Restated Certificate (including any Preferred Stock Designation), the holders of the Common Stock shall exclusively possess all voting power with respect to the Corporation.

(b) Nature of Voting Rights. Except as may be otherwise provided in this Second Amended and Restated Certificate (including any Preferred Stock Designation) or required by any non-waivable provision of applicable law, at all meetings of the stockholders and on all matters properly submitted to a vote of the stockholders, each holder of Common Stock, as such, shall (i) have the right to one vote per share of Common Stock held of record by such holder; and (ii) be entitled to notice of any stockholders’ meeting in accordance with the Bylaws of the Corporation, as the same may be amended from time to time (the “Bylaws”); and (iii) be entitled to vote only upon such matters and in such manner as may be provided by this Second Amended and Restated Certificate or the Bylaws; provided, however, that, except as otherwise required by any non-waivable provision of applicable law, holders of shares of Common Stock shall not be entitled to vote on any amendment to this Second Amended and Restated Certificate (including any Preferred Stock Designation) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon pursuant to this Second Amended and Restated Certificate (including any Preferred Stock Designation). This Second Amended and Restated Certificate does not authorize cumulative voting.

(c) Modification. Notwithstanding any other provisions of applicable law, this Second Amended and Restated Certificate, or the Bylaws that may otherwise permit a lesser vote of the stockholders, but in addition to any vote of the holders of shares of any class or series of capital stock of the Corporation required by any non-waivable provision of applicable law or this Second Amended and Restated Certificate (including any Preferred Stock Designation), the affirmative vote of the holders of 66.67% of the voting power of the outstanding shares of Common Stock entitled to vote thereon shall be required to amend or repeal, or to adopt any provision inconsistent with, this Section 4.3.

Section 4.4 Dividends. Except as otherwise provided in this Second Amended and Restated Certificate (including any Preferred Stock Designation) or required by any non-waivable provision of applicable law, the Board may from time to time declare, and the Corporation may pay, dividends on outstanding shares of Common Stock from funds lawfully available therefor. Notwithstanding the foregoing, the Board may pay or make a disparate dividend or distribution per share of Common Stock (whether in the amount of such dividend or distribution payable per share, the form in which such dividend is payable, the timing of the payment, or otherwise) if such disparate dividend is approved by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock.

Section 4.5 Liquidation, Dissolution, or Winding Up of the Corporation. Except as otherwise provided in this Second Amended and Restated Certificate (including any Preferred Stock Designation) or required by any non-waivable provision of applicable law, in the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation, the holders of shares of Common Stock shall be entitled to receive all the remaining assets of the Corporation available for distribution to its stockholders. Notwithstanding the foregoing, the Board may pay or make a disparate distribution per share of Common Stock (whether in the amount of such dividend or distribution payable per share, the form in which such dividend or distribution is payable, the timing of the payment, or otherwise) if such disparate distribution is approved by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock.

Section 4.6 Nature of Rights. Except as may be otherwise provided in this Second Amended and Restated Certificate or required by any non-waivable provision of applicable law, all shares of Common Stock shall have the same rights, privileges, and powers, shall rank equally (including, without limitation, as to dividends and distributions, and upon any liquidation, dissolution, distribution of assets or winding up of the Corporation), shall share ratably, and shall be identical in all respects and as to all matters.

Section 4.7 Rights, Warrants, and Options. The Corporation may create and issue rights, warrants, and options entitling the holders thereof to acquire from the Corporation any shares of Common Stock of any class or classes, with such rights, warrants, and options to be evidenced by or in such instruments approved by the Board. The Board is empowered to set the exercise price, duration, times for exercise, and other terms and conditions of such rights, warrants, or options; provided, however, that the consideration to be received for any shares of Common Stock issuable upon exercise thereof may not be less than the par value thereof.

Section 4.8 Lock-Up.

(a) Transfer Restriction. Subject to Section 4.8(b), the Locked-up Holders may not Transfer any Lock-up Shares until the end of the Lock-up Period. The Lock-up Shares shall carry appropriate legends indicating the restrictions on Transfer imposed by this Section 4.8, including as required by Section 151(f) of the DGCL with respect to uncertificated stock.

(b) Permitted Transfers. Notwithstanding anything to the contrary in Section 4.8(a), the Locked-up Holders or their respective Permitted Transferees may Transfer the Lock-up Shares during the Lock-up Period (i) by gift, will or intestate succession upon the death of Locked-up Holder, (ii) to any Permitted Transferee or (iii) pursuant to a court order or settlement agreement related to the distribution of assets in connection with the dissolution of marriage or civil union; provided, however, that in any of cases (i), (ii) or (iii) it shall be a condition to such transfer that the transferee executes and delivers to the Corporation an agreement stating that the transferee is receiving and holding the Lock-up Shares subject to the provisions of this Second Amended and Restated Certificate, and there shall be no further transfer of such Lock-up Shares.

(c) Definitions. For purposes of this Section 4.8 only:

(i) “DWAC Merger Sub” means DWAC Merger Sub Inc., a Delaware corporation.

(ii) “DWAC Transaction” means the merger of DWAC Merger Sub with and into TMTG, with TMTG surviving, pursuant to and as contemplated by the Merger Agreement.

(iii) “immediate family” means with respect to any natural person, any of the following: such person’s spouse or domestic partner, the siblings of such person and his or her spouse or domestic partner, and the direct descendants and ascendants (including adopted and step children and parents) of such person and his or her spouses or domestic partners and siblings).

(iv) “Lock-up Period” means the period beginning on the closing date of the DWAC Transaction and ending on the earliest of (i) the date that is six months after the closing date of the DWAC Transaction, (ii) the date on which the closing price for the Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalization and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the closing date of the DWAC Transaction, and (iii) the date after the closing of the DWAC Transaction on which the Corporation consummates a liquidation, merger, share exchange or other similar transaction that results in all of the Corporation’s stockholders having the right to exchange their equity holdings in the Corporation for cash, securities or other property.

(v) “Lock-up Shares” means the shares of capital stock (including, for avoidance of doubt, any shares underlying any options, warrants, convertible securities, or any other equity-linked instrument) of the Corporation received by the stockholders of TMTG, excluding. shares of capital stock of the Corporation issued in exchange for TMTG shares that were issued by TMTG to holders of TMTG Convertible Notes (as defined in the Merger Agreement) prior to the closing of the transactions contemplated in the Merger Agreement. For the avoidance of doubt, nothing in this charter shall modify any contractual obligations between the Corporation and the applicable stockholders.

(vi) “Locked-up Holders” means the holders of Lock-up Shares.

(vii) “Merger Agreement” means that certain Agreement and Plan of Merger dated as of October 20, 2021 by and among the Corporation, DWAC Merger Sub, TMTG, ARC Global Investments II, LLC, a Delaware limited liability company, and TMTG’s General Counsel, as amended from time to time.

(viii) “Permitted Transferee” means, with respect to a Locked-up Holder, (A) the members of such Locked-up Holder’s immediate family\, (B) any trust for the direct or indirect benefit of such Locked-up Holder or the immediate family of such Locked-up Holder, (C) if such Locked-up Holder is a trust, to the trustor or beneficiary of such trust or to the estate of a beneficiary of such trust, (D) if such Locked-up Holder is an entity, as a distribution to limited partners, shareholders, members of, or owners of similar equity interests in such Locked-up Holder upon the liquidation and dissolution of such Locked-up Holder, and (E) to any affiliate of such Locked-up Holder.

(ix) “TMTG” means Trump Media & Technology Group Corp., a Delaware corporation.

(x) “Transfer” means (A) lend, offer, pledge, hypothecate, encumber, donate, assign, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Lock-up Shares, (B) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Lock-up Shares, or (C) publicly disclose the intention to do any of the foregoing, whether any such transaction described in clauses (A), (B) or (C) above is to be settled by delivery of Lock-up Shares or other securities, in cash or otherwise.

ARTICLE V

BOARD OF DIRECTORS

Section 5.1 Board Powers. The Corporation’s Board of Directors (the “Board”) shall manage and direct the business and affairs of the Corporation. The Board is empowered to exercise all such powers and to do all such acts as may be exercised or done by the Corporation. This grant of power to the Board does not limit any of the powers expressly given to the Board under, but is subject to any conflicting provision of, the DGCL (to the extent that such provision is non-waivable), this Second Amended and Restated Certificate, and the Bylaws; provided, however, that a provision or a modification of a provision of the Bylaws adopted by the stockholders shall not invalidate any prior act of the Board that would have been valid if such addition or modification of a provision to the Bylaws had not been adopted.

Section 5.2 Number. As of the Effective Date, the number of directors constituting the Board shall be 7. Other than those, if any, who may be elected by the holders of one or more series of the Preferred Stock voting separately by class or series, this number may be increased or decreased at any time and from time to time by the written resolution of the Board. However, in no event may a decrease in the number of directors constituting the Board shorten the term of any incumbent director or result in there being less than one director.

Section 5.3 Classification; Term.

(a) Classification and Initial Term. The Board shall be classified into three classes: Class I, Class II, and Class III. As of the date hereof, the number of directors in Class I shall be 2, the number of directors in Class II shall be 2, and the number of directors in Class III shall be 3. The initial terms of the initial Class I directors shall expire at the first annual meeting of the stockholders following the effectiveness of this Second Amended and Restated Certificate. The initial terms of the initial Class II directors shall expire at the second annual meeting of the stockholders following the effectiveness of this Second Amended and Restated Certificate. The initial terms of the initial Class III directors shall expire at the third annual meeting of the stockholders following the effectiveness of this Second Amended and Restated Certificate. If the number of directors constituting the Board is changed pursuant to Section 5.2, any resulting increase or decrease shall be apportioned by the Board among the director classes so as to maintain the proportion of directors in each class as nearly equal as possible.

(b) Term. Except as set forth in Section 5.3(a) with respect to the initial terms of the initial directors in the director classes, a director’s term shall expire at the third annual meeting of the stockholders following his or her most recent election or re-election as such. Each director shall hold office until such director’s successor is elected and qualified, or until such director’s earlier death, resignation, retirement, disqualification or removal from office. Any director may resign at any time upon notice to the Corporation given in writing by any electronic transmission permitted in the Corporation’s Bylaws or in accordance with applicable law. In the event of any increase or decrease in the authorized number of directors each director then serving as such shall nevertheless continue as a director of the class of which he or she is a member.

(c) Limitation. Notwithstanding anything to the contrary in Section 5.3(a), Section 5.3(b), or Section 5.5, (i) if the stockholders do not re-elect (or elect, with respect to a director appointed by the Board pursuant to Section 5.5) a director upon the expiration of his or her then-current term, he or she shall nonetheless remain in office until the qualification of his or her successor and (ii) a director’s term shall end early upon his or her resignation, removal, or death.

Section 5.4 Election. At the Corporation’s annual meeting of the stockholders at which a quorum is present, the election of directors shall be determined by a plurality of the votes cast by the stockholders present, in person or represented by proxy, at the meeting and entitled to vote thereon. The immediately preceding sentence is subject to the rights of the holders of one or more series of Preferred Stock, voting separately by class or series, to elect directors pursuant to the terms of one or more series of Preferred Stock. Unless required by the Bylaws, the directors need not be elected by written ballot.

Section 5.5 Newly Created Directorships and Vacancies. Newly created directorships resulting from an increase in the number of directors and any vacancies on the Board resulting from a director’s resignation, removal, or death may be filled solely and exclusively by the vote of a majority of the remaining directors then in office (or, if applicable, the sole remaining director), even if such directors constitute less than a quorum. Any director so appointed shall hold office until the expiration of the remaining full term of the class of directors to which the new directorship was added or in which the vacancy occurred, subject to Section 5.3(c).

Section 5.6 Removal. Any or all of the directors may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of 66.67% of the voting power of all then-outstanding shares of Common Stock entitled to vote generally in the election of directors. Notwithstanding any other provisions of applicable law, this Second Amended and Restated Certificate, or the Bylaws that may otherwise permit a lesser vote of the stockholders, but in addition to any vote of the holders of shares of any class or series of capital stock of the Corporation required by any non-waivable provision of applicable law or this Second Amended and Restated Certificate (including any Preferred Stock Designation), the affirmative vote of the holders of 66.67% of the voting power of the outstanding shares of Common Stock entitled to vote thereon shall be required to amend or repeal, or to adopt any provision inconsistent with, this Section 5.6.

Section 5.7 Preferred Stock-Directors. Notwithstanding any other provision of this Article V, and except as otherwise required by any non-waivable provision of applicable law, whenever the holders of one or more series of the Preferred Stock shall have the right, voting separately by class or series, to elect one or more directors, the term of office, the filling of vacancies, the removal from office and other features of such directorships shall be governed by the terms of such series of the Preferred Stock as set forth in this Second Amended and Restated Certificate (including any Preferred Stock Designation) and such directors shall not be included in any of the classes created pursuant to this Article V unless expressly provided by such terms.

ARTICLE VI

BYLAWS

In furtherance and not in limitation of the powers conferred upon it by the DGCL, and subject to the terms of any series of outstanding Preferred Stock, the Board shall have the power to adopt, amend, alter, or repeal the Bylaws by the affirmative vote of a majority of the directors. The stockholders may not adopt, amend, alter, or repeal the Bylaws, or adopt any provision inconsistent therewith, unless such action is approved, in addition to any other vote required by this Second Amended and Restated Certificate (including any Preferred Stock Designation), by the affirmative vote of the holders of 66.67% of the voting power of the outstanding shares of the Common Stock entitled to vote thereon. Notwithstanding any other provisions of applicable law, this Second Amended and Restated Certificate, or the Bylaws that may otherwise permit a lesser vote of the stockholders, but in addition to any vote of the holders of shares of any class or series of capital stock of the Corporation required by any non-waivable provision of applicable law or this Second Amended and Restated Certificate (including any Preferred Stock Designation), the affirmative vote of the holders of 66.67% of the voting power of the outstanding shares of Common Stock entitled to vote thereon shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article VI.

ARTICLE VII

SPECIAL MEETINGS OF STOCKHOLDERS; NO ACTION BY WRITTEN CONSENT

Section 7.1 Special Meetings. Subject to the rights, if any, of the holders of any outstanding series of the Preferred Stock, and to the requirements of applicable law, special meetings of stockholders of the Corporation may be called only by the Chairman of the Board, the Chief Executive Officer of the Corporation, or the Board pursuant to a resolution adopted by a majority of the Board, and the ability of the stockholders of the Corporation to call a special meeting is hereby specifically denied. Except as provided in the foregoing sentence, special meetings of stockholders of the Corporation may not be called by another person or persons.

Section 7.2 Advance Notice. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders shall be given in the manner provided in the Bylaws.

Section 7.3 Effectuation; No Action by Written Consent. Except as may be otherwise provided for or fixed pursuant to this Second Amended and Restated Certificate (including any Preferred Stock Designation) relating to the rights of the holders of any outstanding series of Preferred Stock, any action required or permitted to be taken by the stockholders at any annual or special meeting of the stockholders may be effected only at a duly called annual or special meeting of the stockholders and may not be effected by any written consent in lieu thereof by such stockholders.

Section 7.4 Modification. Notwithstanding any other provisions of applicable law, this Second Amended and Restated Certificate, or the Bylaws that may otherwise permit a lesser vote of the stockholders, but in addition to any vote of the holders of shares of any class or series of capital stock of the Corporation required by any non-waivable provision of applicable law or this Second Amended and Restated Certificate (including any Preferred Stock Designation), the affirmative vote of the holders of 66.67% of the voting power of the outstanding shares of Common Stock entitled to vote thereon shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article VII.

ARTICLE VIII

LIMITED LIABILITY; INDEMNIFICATION

Section 8.1. Limitation of Director Liability. To the fullest extent permitted by the DGCL, a director shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director’s duty of loyalty to the Corporation or its stockholders; (b) for acts or omissions not made in good faith or which involve intentional misconduct or a knowing violation of law; (c) under Section 174 of the DGCL; or (d) for any transaction from which the director derived an improper personal benefit. Any amendment, modification, or repeal of the foregoing sentence shall not adversely affect any right or protection of a director hereunder in respect of any act or omission occurring prior to the time of such amendment, modification, or repeal. If the DGCL is amended after the date hereof to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director shall be further eliminated or limited to the fullest extent permitted by the DGCL as so amended, automatically and without further action, upon the date of such amendment.

Section 8.2 Indemnification and Advancement of Expenses.

(a) To the fullest extent permitted by the DGCL, the Corporation shall indemnify and hold harmless each person who is or was made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (a “proceeding”) by reason of the fact that he or she is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation or of a partnership, joint venture, trust, other enterprise, or nonprofit entity, including, without limitation, service with respect to an employee benefit plan (an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee, or agent, or in any other capacity while serving as a director, officer, employee, or agent, against all liability and loss suffered and expenses (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes, and penalties and amounts paid in settlement) reasonably incurred by such indemnitee in connection with such proceeding. The Corporation shall to the fullest extent permitted by the DGCL pay the expenses (including attorneys’ fees) incurred by an indemnitee in defending or otherwise participating in any proceeding in advance of its final disposition; provided, however, that, to the extent required by any non-waivable provision of the DGCL, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking, by or on behalf of the indemnitee, to repay all amounts so advanced if it is ultimately determined that the indemnitee is not entitled to be indemnified under this Section 8.2 or otherwise. The rights to indemnification and advancement of expenses conferred by this Section 8.2 are contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of his or her heirs, executors, and administrators. Notwithstanding the foregoing provisions of this Section 8.2(a), except for proceedings to enforce rights to indemnification and advancement of expenses, the Corporation shall indemnify and advance expenses to an indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board.

(b) The rights to indemnification and advancement of expenses conferred on any indemnitee by this Section 8.2 shall not be exclusive of any other rights that any indemnitee may have or hereafter acquire under applicable law, this Second Amended and Restated Certificate, the Bylaws, an agreement, a vote of stockholders or disinterested directors, or otherwise.

(c) Any repeal or amendment of this Section 8.2 arising for any reason shall, unless otherwise required by any non-waivable provision of applicable law or by the express provisions of such repeal or amendment, be prospective only (except to the extent such amendment or change in law permits the Corporation to provide broader indemnification rights on a retroactive basis than permitted prior thereto), and shall not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision in respect of any proceeding (regardless of when such proceeding is first threatened, commenced, or completed) arising out of, or related to, any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.

(d) This Section 8.2 shall not limit the right of the Corporation, to the extent and in the manner authorized or permitted by applicable law, to indemnify and to advance expenses to persons other than indemnitees.

ARTICLE IX

BUSINESS COMBINATIONS

Section 9.1 DGCL Section 203. The Corporation expressly elects not to be subject to the provisions of Section 203 of the DGCL.

ARTICLE X

CORPORATE OPPORTUNITY

To the extent allowed by law, the doctrine of corporate opportunity, or any other analogous doctrine, shall not apply with respect to the Corporation or any of its officers or directors, or any of their respective affiliates, and the Corporation renounces any expectancy that any of the directors or officers of the Corporation shall offer any such corporate opportunity of which he or she may become aware to the Corporation, except, the doctrine of corporate opportunity shall apply with respect to any of the directors or officers of the Corporation with respect to a corporate opportunity that was offered to such person solely in his or her capacity as a director or officer of the Corporation and (i) such opportunity is one the Corporation is legally and contractually permitted to undertake and would otherwise be reasonable for the Corporation to pursue and (ii) the director or officer is permitted to refer that opportunity to the Corporation without violating any legal obligation (other than any legal obligation between the offeror and the director or officer pertaining to the offer).

ARTICLE XI

AMENDMENTS TO THE CERTIFICATE OF INCORPORATION

This Second Amended and Restated Certificate may not be amended, amended and restated, or repealed except with the approval of the Board and, except as otherwise set forth in this Second Amended and Restated Certificate, with the affirmative vote of the holders of a majority of the voting power of all then-outstanding shares of the Common Stock entitled to vote thereon; provided, however, that the foregoing is subject to the rights, if any, of the holders of any outstanding series of the Preferred Stock. Notwithstanding the foregoing, except as otherwise required by any non-waivable provision of applicable law or this Amended and Restated Certificate (including any Preferred Stock Designation), holders of shares of Common Stock shall not be entitled to vote on any amendment to this Amended and Restated Certificate (including any amendment to any Preferred Stock Designation) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series of Preferred Stock are entitled exclusively, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Amended and Restated Certificate (including any Preferred Stock Designation) or the DGCL.

ARTICLE XII

EXCLUSIVE FORUM

Section 12.1 Forum.

(a) Claims Arising Under State Law. Subject to Section 12.1(b), to the fullest extent permitted by applicable law and absent the Corporation’s express written consent to an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for any stockholder (including any beneficial owner thereof) to bring (i) any derivative action or proceeding brought on behalf of the Corporation; (ii) any action or proceeding asserting a claim of, or a claim based on, a breach of a fiduciary duty owed by any current or former director, officer, or other employee of the Corporation to the Corporation or the Corporation’s stockholders; (iii) any action or proceeding asserting a claim arising pursuant to any provision of the DGCL, this Second Amended and Restated Certificate, or the Bylaws (including, without limitation, with respect to the interpretation, validity, or enforceability of any provision hereof or thereof); or (iv) any action asserting a claim governed by the internal affairs doctrine.

(b) Claims Arising Under Federal Law. To the fullest extent permitted by applicable law and absent the Corporation’s express written consent to an alternative forum, the United States District Court for the Southern District of Florida shall be the sole and exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act or the Exchange Act.

Section 12.2 Consent to Jurisdiction. If any action the subject matter of which is within the scope of Section 12.1 is filed in a court other than in accordance therewith (a “Foreign Action”) in the name of any stockholder (or a beneficial owner thereof), such stockholder or beneficial owner, as applicable, shall be deemed to have consented to (a) the personal jurisdiction of the state located within the State of Delaware in connection with any action brought in any such court to enforce Section 12.1(a) or the personal jurisdiction of the federal courts in the Southern District of Florida in connection with any action brought in any such court to enforce Section 12.1(b) (an “FSC Enforcement Action”) and (b) having service of process made upon him, her, or it in any such FSC Enforcement Action by service upon such his, her, or its counsel in the Foreign Action as agent for such stockholder or beneficial owner, as applicable.

Section 12.3 Severability. If any provision or provisions of this Article XII shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by applicable law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Article XII (including, without limitation, each portion of any sentence of this Article XII containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal, or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article XII.

Section 12.4 Deemed Notice. Any person or entity purchasing or otherwise acquiring or holding any interest in any security of the Corporation shall be deemed to have notice of and consented to this Article XII.

Section 12.5 Modification. Notwithstanding any other provisions of applicable law, this Second Amended and Restated Certificate, or the Bylaws that may otherwise permit a lesser vote of the stockholders, but in addition to any vote of the holders of shares of any class or series of capital stock of the Corporation required by any non-waivable provision of applicable law or this Second Amended and Restated Certificate (including any Preferred Stock Designation), the affirmative vote of the holders of 66.67% of the voting power of the outstanding shares of Common Stock entitled to vote thereon shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article XII.

***

IN WITNESS WHEREOF, Trump Media & Technology Group Corp. has caused this Second Amended and Restated Certificate of Incorporation to be duly executed and acknowledged in its name and on its behalf by an authorized officer as of the date first set forth above.

TRUMP MEDIA & TECHNOLOGY GROUP CORP.

By:
Name:	[●]

Additional Information and Where to Find It

Digital World has filed with the SEC a registration statement on Form S-4 (as may be amended from time to time, the “Registration Statement”), which has been declared effective as of February 14, 2024 and the Proxy Statement in connection with the Business Combination. The Proxy Statement will be mailed to stockholders of Digital World as of the record date for voting on the Business Combination. Securityholders of Digital World and other interested persons are advised to read the Registration Statement, the Proxy Statement in connection with Digital World’s solicitation of proxies for the special meeting to be held to approve the Business Combination, and any related supplements because these documents contain important information about Digital World, TMTG and the Business Combination. Digital World’s securityholders and other interested persons will also be able to obtain copies of the Registration Statement, the Proxy Statement and any related supplements, without charge, on the SEC’s website at www.sec.gov or by directing a request to: Digital World Acquisition Corp., 3109 Grand Ave, #450, Miami, FL 33133.

Participants in Solicitation

Digital World and TMTG and certain of their respective directors, executive officers, other members of management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies from the securityholders of Digital World in favor of the Business Combination. Securityholders of Digital World and other interested persons may obtain more information regarding the names and interests of Digital World’s directors and officers in the Business Combination in Digital World’s filings with the SEC, including in the Proxy Statement and any related supplements, and the names and interests of TMTG’s directors and officers in the proposed Business Combination in the Registration Statement. These documents can be obtained free of charge from the sources indicated above. TMTG and its officers and directors who are participants in the solicitation do not have any interests in Digital World other than with respect to their interests in the Business Combination.

Forward-Looking Statements

This 8-K contains certain forward-looking statements within the meaning of the federal securities laws with respect to the proposed Business Combination between the Company and TMTG. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result” and similar expressions, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties.

Many factors could cause actual future events to differ materially from the forward-looking statements in this 8-K, including but not limited to: (i) the risk that the Business Combination may not be completed in a timely manner, by Digital World’s Business Combination deadline or at all, which may adversely affect the price of Digital World’s securities, (ii) the failure to satisfy the conditions to the consummation of the Business Combination, including the approval of the Merger Agreement by the stockholders of Digital World, (iii) the risk that certain ongoing or new disputes and disagreements with the sponsor or related to certain TMTG stockholders may be not resolved and delay or ultimately prevent the consummation of the Business Combination, (iv) the lack of a third-party fairness opinion in determining whether or not to pursue the proposed Business Combination, (v) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement, (vi) the failure to achieve the minimum amount of cash available following any redemptions by Digital World stockholders, (vii) redemptions exceeding a maximum threshold or the failure to meet The Nasdaq Stock Market’s initial listing standards in connection with the consummation of the contemplated transactions, (viii) the effect of the announcement or pendency of the Business Combination on TMTG’s business relationships, operating results, and business generally, (ix) risks that the Business Combination disrupts current plans and operations of Digital World, (x) the outcome of any legal proceedings that may be instituted against TMTG or against Digital World related to the Merger Agreement or the Business Combination, (xi) the risk of any investigations by the SEC or other regulatory authority relating to any future financing, the Merger Agreement or the Business Combination and the impact they may have on consummating the transactions, (xii) Truth Social, TMTG’s initial product, and its ability to generate users and advertisers, (xiii) changes in domestic and global general economic conditions, (xiv) the risk that TMTG may not be able to execute its growth strategies, (xv) risks related to the future pandemics and response and geopolitical developments, (xvi) risk that TMTG may not be able to develop and maintain effective internal controls, (xvii) costs related to the Business Combination and the failure to realize anticipated benefits of the Business Combination or to realize estimated pro forma results and underlying assumptions, including with respect to estimated stockholder redemptions, (xviii) Digital World’s ability to timely comply with Nasdaq’s rules and complete the Business Combination, (xix) risks that Digital World or TMTG may elect not to proceed with the Business Combination, and (xx) those factors discussed in Digital World’s filings with the SEC, including in the Registration Statement. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that are described in the “Risk Factors” section of the Registration Statement, the Proxy Statement and any related supplements, and in Digital World’s Annual Report on Form 10-K, as amended, for the year ended December 31, 2022, as filed with the SEC on October 30, 2023 and January 9, 2024 (the “2022 Annual Report”) and in other reports Digital World files with the SEC. You should not place undue reliance on any forward-looking statements, which are based only on information currently available to Digital World (or to third parties making the forward-looking statements).

These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and while Digital World and TMTG may elect to update these forward-looking statements at some point in the future, they assume no obligation to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise. Neither Digital World nor TMTG gives any assurance that Digital World, TMTG, or the combined company, will achieve its expectations.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed with this Form 8-K:

Exhibit No.	Description of Exhibits

3.1	Amended and Restated Bylaws of Digital World Acquisition Corp.

99.1	Press Release, dated February 29, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Digital World Acquisition Corp.

Dated: March 1, 2024	By:	/s/ Eric Swider
	Name:	Eric Swider
	Title:	Chief Executive Officer